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                                                                  Exhibit 3.1(b)


                                     (SEAL)

                          FLORIDA DEPARTMENT OF STATE

                                   Jim Smith
                               Secretary of State


December 23, 1994


HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.
6680 EAST ROGERO CIRCLE
BOCA RATON, FL  33487



Re: Document Number P93000073807

The Articles of Amendment to the Articles of Incorporation of HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida corporation, were filed on December 22, 1994.

This Document was electronically received and filed under FAX audit number H94000012326.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Tawana McClellan
Corporate Specialist
Division of Corporations            Letter Number: 594A00054216


Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314








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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

         The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Secretary of State on the 25th day of October, 1993 was assigned Document Number P93000073807, are hereby amended pursuant to a written consent in lieu of meeting executed by the holders of all the Corporation's Common Stock and all of the Corporation's Directors on the 21st day of December, 1994, as follows:


                                     ITEM 1

         1. ARTICLE IV - CAPITAL STOCK is hereby amended to read as follows:

                                   ARTICLE IV
                                 CAPITAL STOCK

         The corporation is authorized to issue 7,500,000 shares of stock at $.001 par value common stock.

         This Articles of Amendment to the Articles of Incorporation was adopted by the shareholders and directors on the 21st day of December, 1994.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 21st day of December, 1994.


                                    By: /s/ Tony Musso, Jr.
                                        -------------------------------
                                        Tony Musso, Jr.,
                                        Director and Treasurer


                                   By: /s/ Tony D'Amato
                                       --------------------------------
                                       Tony D'Amato,
                                       President and Secretary





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